EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan of Hamilton Lane Incorporated of our report dated December 5, 2016, with respect to the consolidated financial statements of Hamilton Lane Advisors, L.L.C. included in the Registration Statement (Form S-1 No. 333-215846) and related Prospectus of Hamilton Lane Incorporated, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 3, 2017